EXHIBIT 4.1
TRANS1 INC. COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 89385X 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $0.0001 EACH OF
TRANS1 INC.
transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated: SECRETARYPRESIDENT AND CHIEF EXECUTIVE OFFICER
COUNTERSIGNED AND REGISTERED AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, N.Y) TRANSFER AGENT AND REGISTRAR

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM -as tenants in common UNIF GIFT MIN ACT- .. Custodian TEN ENT — as tenants by the entireties (Cust) (Minor)
JTTEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (state) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, ................... hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
Share of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated _
NOTICE : THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed
By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.